                                  EXHIBIT 11

                            MICRON TECHNOLOGY, INC.

                       Computation of Per Share Earnings
                (Amounts in millions except for per share data)



                                                May 29   May 30,
Quarter Ended                                    1997     1996
---------------------------------------------------------------

PRIMARY

     Weighted average shares outstanding         210.3    208.2
     Net effect of dilutive stock options          7.2      6.3
                                                ------   ------
     Total shares                                217.5    214.5
                                                ======   ======

     Net income                                 $ 96.8   $ 58.2
                                                ======   ======

     Primary earnings per share                 $ 0.45   $ 0.27
                                                ======   ======


FULLY DILUTED

     Weighted average shares outstanding         210.3    208.2
     Net effect of dilutive stock options          8.1      6.3
                                                ------   ------
     Total shares                                218.4    214.5
                                                ======   ======

     Net income                                 $ 96.8   $ 58.2
                                                ======   ======

     Fully diluted earnings per share           $ 0.44   $ 0.27
                                                ======   ======

                                  EXHIBIT 11

                            MICRON TECHNOLOGY, INC.

                       Computation of Per Share Earnings
              (Amounts in millions except for per share amounts)



                                               May 29,  May 30,
For the nine months ended                       1997     1996
---------------------------------------------------------------

PRIMARY

     Weighted average shares outstanding         209.7    207.4
     Net effect of dilutive stock options          5.9      8.5
                                                ------   ------
     Total shares                                215.6    215.9
                                                ======   ======

     Net income                                 $260.2   $574.9
                                                ======   ======

     Primary earnings per share                 $ 1.21   $ 2.66
                                                ======   ======


FULLY DILUTED

     Weighted average shares outstanding         209.7    207.4
     Net effect of dilutive stock options          7.0      8.5
                                                ------   ------
     Total shares                                216.7    215.9
                                                ======   ======

     Net income                                 $260.2   $574.9
                                                ======   ======

     Fully diluted earnings per share           $ 1.20   $ 2.66
                                                ======   ======